Exhibit 15.1

Board of Directors and Stockholders

Arthur J. Gallagher & Co.

We are aware of the incorporation by reference in the Registration Statements (Form S-8, No. 333-87320 and Form S-8, No. 333-106535) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non-Employee Directors’ Stock Option Plans, in the Registration Statement (Form S-8, No. 333-106534) pertaining to the Arthur J. Gallagher & Co. Employee Stock Purchase Plan, in the Registration Statement (Form S-8, No. 333-106539) pertaining to the Arthur J. Gallagher & Co. Restricted Stock Plan, in the Registration Statement (Form S-8, No. 333-159150) pertaining to the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan, in the Registration Statement (Form S-8, No. 333-174497) pertaining to the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan, in the Registration Statements (Form S-4, No. 333-152710, Form S-3, No. 333-166533 and Form S-4, No. 333-188651), and in the related Prospectuses, of our report dated October 30, 2013 relating to the unaudited consolidated interim financial statements of Arthur J. Gallagher & Co. that is included in its Form 10-Q for the quarter ended September 30, 2013.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

October 30, 2013